UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41723	87-3980472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

205 SE Davis Avenue, Bend Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2024, BranchOut Food Inc. (the “Company”) entered into a Third Amendment to License Agreement (the “Amendment”) with EnWave Corporation (“EnWave”), which amended certain terms of the License Agreement between the Company and EnWave originally dated May 7, 2021 (as amended, the “License Agreement”).

Among other things, the Amendment (i) adds additional products for which the Company is provided with both exclusive and non-exclusive licenses to manufacture products using EnWave’s technology under the License Agreement, and (ii) eliminates the minimum annual royalty payment required to be paid by the Company in 2024 to maintain the exclusive rights granted under the License Agreement; in each case, subject to the terms and conditions set forth in the Amendment.

The information set forth above is qualified in its entirety by reference to the actual terms of the License Agreement and Amendment, which have been filed as Exhibits 10.1 and 10.2 hereto, respectively, and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	License Agreement between BranchOut Food, Inc. and EnWave Corporation dated May 7, 2021, together with amendments thereto dated October 26, 2022 and February 21, 2023. (incorporated by reference to Exhibit 10.13 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023).†

Exhibit 10.2	Third Amendment to License Agreement, dated as of May 23, 2024, between BranchOut Food Inc. and EnWave Corporation †

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Portions of this exhibit have been redacted.

1

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BranchOut Food Inc.

Date: May 28, 2024	By:	/s/ Eric Healy
Eric Healy, Chief Executive Officer

2